National Bank of New York City Financial Report December 31, 2021

Contents Independent auditor’s report 1-2 Financial statements Balance sheets 3 Statements of operations 4 Statements of comprehensive income 5 Statements of stockholders’ equity 6 Statements of cash flows 7 Notes to financial statements 8-28

1 Independent Auditor’s Report Board of Directors National Bank of New York City Opinion We have audited the financial statements of National Bank of New York City (the Company), which comprise the balance sheets as of December 31, 2021 and 2020, the related statements of operations, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements. In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of Management for the Financial Statements Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued. Auditor’s Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

2 In performing an audit in accordance with GAAS, we:  Exercise professional judgment and maintain professional skepticism throughout the audit.  Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit. New York, New York June 2, 2022

3 National Bank of New York City Balance Sheets December 31, 2021 and 2020 2021 2020 Assets Cash and due from banks (Note 2) 22,189,641 $ 15,181,512 $ Interest-bearing deposits in banks 656,066 515,237 Total cash and cash equivalents 22,845,707 15,696,749 Available-for-sale securities (at fair value) (Note 3) 3,202,132 3,251,323 Other investments 6,463,000 8,198,000 Loans receivable, net of allowance for loan losses: 2021 $2,671,000; 2020 $3,100,000 (Notes 4 and 12) 164,744,773 173,696,795 Federal Reserve Bank stock, at cost 53,550 53,550 Federal Home Loan Bank stock, at cost (Note 7) 893,300 1,014,800 Accrued interest receivable 549,169 719,857 Bank premises and equipment, net (Note 5) 246,438 288,412 Deferred income taxes (Note 8) 256,929 288,100 Other assets 483,544 517,257 Total assets 199,738,542 $ 203,724,843 $ Liabilities and Stockholders’ Equity Liabilities: Deposits (Notes 6 and 12): Demand 26,821,659 $ 24,581,861 $ Savings, Super NOW, and Money Market 18,818,079 15,724,732 Certificates of deposit 101,868,489 110,160,150 Total deposits 147,508,227 150,466,743 Advances from the Federal Home Loan Bank (Note 7) 15,000,000 17,023,532 Accrued expenses and other liabilities 530,985 601,565 Total liabilities 163,039,212 168,091,840 Commitments, contingencies and credit risk (Note 9) Stockholders’ equity (Note 11): Common stock: par value $25 per share; authorized, issued and outstanding, 2021: 33,607 and 2020: 33,607 840,175 840,175 Additional paid-in capital 943,984 943,984 Retained earnings 34,958,769 33,847,536 Accumulated other comprehensive income (loss), net (43,598) 1,308 Total stockholders’ equity 36,699,330 35,633,003 Total liabilities and stockholders’ equity 199,738,542 $ 203,724,843 $ See notes to financial statements.

4 National Bank of New York City Statements of Operations Years Ended December 31, 2021 and 2020 2021 2020 Interest and dividend income: Interest and fees on loans receivable 7,406,880 $ 8,402,633 $ Interest and dividends on: Investment securities 12,261 38,850 Federal Reserve Bank Stock 3,213 3,217 Federal Home Loan Bank Stock 41,349 68,896 Interest on deposits in banks 46,547 213,630 Total interest and dividend income 7,510,250 8,727,226 Interest expense: Time certificates of deposit of $100,000 or more 1,808,838 2,475,958 Other deposits 307,546 494,400 Advances from the Federal Home Loan Bank (Note 7) 200,086 367,942 Total interest expense 2,316,470 3,338,300 Net interest income 5,193,780 5,388,926 (Credit) provision for loan losses (Note 4) (391,937) 937,349 Net interest income after (credit) provision for loan losses 5,585,717 4,451,577 Noninterest income: Service charges and other fees 331,204 201,482 Other 55,552 53,189 Total noninterest income 386,756 254,671 Noninterest expenses: Salaries and benefits (Note 13) 2,867,811 2,801,142 Occupancy, net 402,375 381,856 Other operating expenses 1,471,663 1,520,263 Total noninterest expense 4,741,849 4,703,261 Income before income taxes 1,230,624 2,987 Provision for income taxes (Note 8) 119,391 3,289 Net income (loss) 1,111,233 $ (302) $ See notes to financial statements.

5 National Bank of New York City Statements of Comprehensive Income Years Ended December 31, 2021 and 2020 2021 2020 Net income (loss) 1,111,233 $ (302) $ Other comprehensive (loss) income: Unrealized (loss) gain on available-for-sale securities (49,348) 2,983 Income tax expense (provision) 4,442 (269) (44,906) 2,714 Total comprehensive income 1,066,327 $ 2,412 $ See notes to financial statements.

6 National Bank of New York City Statements of Stockholders’ Equity Years Ended December 31, 2021 and 2020 Accumulated Additional Other Number Common Paid-in Retained Comprehensive of Shares Stock Capital Earnings (Loss) Income Total Balance, December 31, 2019 33,607 840,175 $ 944,172 $ 39,047,838 $ (1,406) $ 40,830,779 $ Stock Redeemed (1) (25) (1,190) - - (1,215) Stock Issued 1 25 1,002 - - 1,027 Net income - - - (302) - (302) Cash dividends - - - (5,200,000) - (5,200,000) Other comprehensive income - - - - 2,714 2,714 Balance, December 31, 2020 33,607 840,175 943,984 33,847,536 1,308 35,633,003 Stock Issued - - - - - - Net income - - - 1,111,233 - 1,111,233 Other comprehensive income - - - - (44,906) (44,906) Balance, December 31, 2021 33,607 840,175 $ 943,984 $ 34,958,769 $ (43,598) $ 36,699,330 $ See notes to financial statements.

7 National Bank of New York City Statements of Cash Flows Years Ended December 31, 2021 and 2020 2021 2020 Cash flows from operating activities: Net income (loss) 1,111,233 $ (302) $ Adjustments to reconcile net income (loss) to net cash provided by operating activities: Amortization and accretion of premiums and discounts on investment securities, net (78) (261) Amortization of deferred loan origination fees, net (13,605) 31,279 (Credit) provision for loan losses (391,937) 937,349 Depreciation and amortization 77,408 86,766 Deferred income tax provision (benefit) 35,612 (52,691) Changes in assets and liabilities: Decrease in accrued interest receivable 170,688 25,261 Decrease (Increase) in other assets 33,713 (13,217) Decrease in accrued expenses and other liabilities (70,580) (93,927) Net cash provided by operating activities 952,454 920,257 Cash flows from investing activities: Purchases of available-for-sale securities (3,250,078) (6,249,625) Proceeds from maturities of available-for-sale securities 3,250,000 7,750,000 Net decrease in other investments 1,735,000 1,596,000 Net decrease in Federal Home Loan Bank Stock 121,500 466,200 Net decrease in Federal Reserve Bank Stock - 350 Net decrease in loans 9,357,564 23,983,737 Purchases of premises and equipment (35,434) (13,222) Net cash provided by investing activities 11,178,552 27,533,440 Cash flows from financing activities: Net decrease in deposits (2,958,516) (13,265,404) Proceeds from Federal Home Loan Bank advances 6,000,000 11,500,000 Repayment of Federal Home Loan Bank advances (8,023,532) (21,933,591) Dividends paid - (5,200,000) Redemption of common stock - (188) Net cash used in financing activities (4,982,048) (28,899,183) Increase (decrease) in cash and cash equivalents 7,148,958 (445,486) Cash and cash equivalents: Beginning 15,696,749 16,142,235 Ending 22,845,707 $ 15,696,749 $ Supplemental disclosures: Cash paid during the year: Interest 2,311,844 $ 3,305,464 $ Income taxes 25,028 $ 122,176 $ See notes to financial statements.

National Bank of New York City Notes to Financial Statements 8 Note 1. Nature of Business and Summary of Significant Accounting Policies Nature of business: National Bank of New York City (the Bank) is organized as a National Banking Corporation whose deposits are insured under the Bank Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. The Bank provides a full range of banking services, primarily to retail customers, through its sole office in Queens, New York. In August 2021, Newtek Business Services Corp. entered into a non-binding agreement to buy the Bank. The transaction is expected to close in the third quarter of 2022, subject to regulatory approvals. The following is a summary of the Bank’s significant accounting policies: Basis of financial statement presentation and use of estimates: The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and general practices within the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, as of the date of the balance sheet, and revenues and expenses for the period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, and the valuation of deferred tax assets and investment securities. Significant group concentrations of credit risk: Most of the Bank’s activities are with customers located within New York City and the surrounding counties. Note 3 discusses the types of securities that the Bank invests in and Notes 4 and 9 discuss the types of lending that the Bank engages in, and other concentrations. Cash and cash equivalents: Cash and cash equivalents include cash on hand, amounts due from banks (including items in process of clearing) and federal funds sold, if any. Federal funds sold generally mature in one to ninety days. For purposes of reporting cash flows, the Bank considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash inflows and outflows from loans originated by the Bank, and deposits are reported on a net basis. The Bank maintains amounts due from banks which, at times, may exceed federally insured limits. The Bank has not experienced any losses from such concentrations. Investments in securities: Management determines the appropriate classification of securities at the date individual investment securities are acquired. All securities are classified as “available-for-sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income, net of taxes. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. The Bank has no trading securities or securities classified as “held to maturity.” The Bank evaluates securities for other-than-temporary impairment on a regular basis. The evaluation considers several factors including the amount of the unrealized loss and the period of time the security has been in a loss position. When the Bank does not intend to sell the security, and it is more likely than not that the Bank will not have to sell the security before recovery of its cost basis, it will recognize the credit loss component of an other-than-temporary impairment loss of a debt security in earnings, and the remaining portion in other comprehensive income, net of taxes. The credit loss component recognized in earnings is identified as the amount of principal cash flow not expected to be received over the remaining term of the security, as estimated, based on cash flow projections discounted at the applicable original yield of the security. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific-identification method.

National Bank of New York City Notes to Financial Statements 9 Note 1. Nature of Business and Summary of Significant Accounting Policies (Continued) Other investments includes certificates of deposits held in financial institutions with maturities greater than ninety days Loans receivable: Loans receivable are stated at current unpaid principal balances, net of the allowance for loan losses and net of deferred loan origination fees and costs. Management has the ability and intent to hold its loans for the foreseeable future or until maturity or payoff. Interest income is accrued based on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and amortized as a level yield adjustment over the respective term of the loan. The accrual of interest on loans is discontinued at the time the loan is 90 days past due unless the loan is well-secured and in process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual status or charged-off at an earlier date if collection of principal or interest is considered doubtful. All interest accrued but not collected for loans that are placed on nonaccrual status or charged off is reversed against interest income. Any future interest payments received after a loan is placed on nonaccrual is applied to the outstanding principal balance, until such time as a determination is made for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts that are contractually due are brought current, and future payments are reasonably assured. Allowance for loan losses: The allowance for loan losses represents management’s estimate of losses inherent in the loan portfolio as of balance sheet and is recorded as a reduction of loans. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. When establishing the allowance for loan losses, management categorizes loans into risk categories reflecting individual borrower earnings, liquidity, leverage and cash flow, as well as the nature of underlying collateral. These risk categories and relevant risk characteristics are as follows: Residential mortgage: The Bank has 37 non-owner occupied residential mortgage loans outstanding at December 31, 2021. These loans are secured by a first mortgage. There were 49 non-owner occupied residential mortgage loans outstanding at December 31, 2020. Commercial mortgage: The commercial mortgage loan portfolio is comprised of mortgage loans on small offices for professionals, owner-occupied commercial buildings, industrial/warehouse properties, and income producing/investor real estate properties. Commercial mortgage loans are secured by first mortgages on the underlying real estate. The Bank targets loan-to-value ratio generally at no more than 75%, depending on the type of collateral, and requires debt service coverage of a minimum of 1.2 times the annual required payments. Multi-family mortgage: Multi-family mortgage loans are secured by first mortgages and are considered to be less risky than most commercial real estate credits due to the dispersion of rental income over many units. Underwriting standards include a loan to value ratio that is generally no more than 75% of a recent appraised value. Commercial and industrial: The Bank has a small portfolio of loans made for general business purposes comprised of seven credits consisting of short-term working capital loans, equipment loans and unsecured business lines as of December 31, 2021, and seven as of December 31, 2020.

National Bank of New York City Notes to Financial Statements 10 Note 1. Nature of Business and Summary of Significant Accounting Policies (Continued) The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. The allowance consists of allocated and general components. The allocated component relates to loans that are considered impaired. For such impaired loans, an allowance is established when the discounted cash flows (or observable market price or collateral value if the loan is collateral-dependent) of the impaired loan are lower than the carrying value of that loan. The general component covers all other loans, segregated generally by loan type, and is based on historical loss experience with adjustments for qualitative factors which are made after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss data. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral-dependent. There were no trouble debt restructurings at December 31, 2021 and 2020. Impaired loans also include loans modified in troubled debt restructurings where concessions have been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collection. Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance or write-downs may be necessary based on changes in economic conditions, particularly in Metro New York City. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies have the authority to require the Bank to recognize additions to the allowance or write-downs based on the agencies’ judgments about information available to them at the time of their examinations. The majority of the Bank’s loans are collateralized by real estate located in Metro New York City. Accordingly, the collateral value of a substantial portion of the Bank’s loan portfolio is susceptible to changes in market conditions. COVID-19 impact: In March 2020, the World Health Organization declared novel coronavirus disease 2019 (COVID-19) as a global pandemic. The COVID-19 pandemic has negatively impacted the global and U.S. economies. Many businesses in the U.S., including those in the markets we serve, were required to close, causing a significant increase in unemployment and loss of revenue.

National Bank of New York City Notes to Financial Statements 11 Note 1. Nature of Business and Summary of Significant Accounting Policies (Continued) The financial statements reflect estimates and assumptions that affect the reported amounts of assets and liabilities, including the amount of the allowance for loan losses. The assumptions and estimates used in the financial statements were impacted by the COVID-19 pandemic. The COVID-19 pandemic did have an adverse impact on our earnings and resulted in an increase to the allowance for loan losses when compared to the same period in 2019. We are unable to estimate the full impact of COVID-19 on our business and operations at this time. The extent of such impact will depend on future developments, which are highly uncertain, including when COVID-19 can be controlled and abated and when and how the economy may be reopened. The pandemic could cause us to experience higher credit losses in our loan portfolio, impairment of our goodwill, reduced demand for our products and services, or other negative impacts on our financial position, results of operations, and prospects. On March 27, 2020, the President of the United States signed into law the Coronavirus Aid, Relief and Economic Security (CARES) Act in response to the coronavirus pandemic. This legislation aims at providing relief for individuals and businesses that have been negatively impacted by the coronavirus pandemic. The CARES Act includes a provision for the Company to opt out of applying the “troubled-debt restructuring” (TDR) accounting guidance in ASC 310-40 for certain loan modifications. Loan modifications made between March 1, 2020 and the earlier of i) December 30, 2020 or ii) 60 days after the President declares a termination of the COVID-19 national emergency are eligible for this relief if the related loans were not more than 30 days past due as of December 31, 2019. The Company has assessed which loans qualify for this treatment. The CARES Act also permits the Bank to continue to accrue interest on loans that have received deferral treatment as a result of the pandemic. In addition, on April 7, 2020, a group of banking regulatory agencies issued a revised interagency statement that offers practical expedients for evaluating whether COVID-19 loan modifications are TDRs. Transfers of financial assets: Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank – put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership; (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and (3) the transferor does not maintain effective control over the transferred assets through either (a) an agreement that binds both entitles and obligates the transferor to repurchase or redeem the assets before maturity or (b) the ability to unilaterally cause the holder to return specific assets other than through a cleanup call. Bank premises and equipment: Bank premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed and charged to operations using the straight-line method over the estimated useful lives of the respective assets as follows: Years Building 40 Building improvements 5-15 Furniture, fixtures, vehicle and equipment 5

National Bank of New York City Notes to Financial Statements 12 Note 1. Nature of Business and Summary of Significant Accounting Policies (Continued) Gains and losses on dispositions are recognized upon realization. Maintenance and repairs are expensed as incurred and improvements are capitalized. Impairment of long-lived assets: Long-lived assets, including premises and equipment which are held and used by the Bank, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If impairment is indicated by that review, the asset is written down to its estimated fair value through a charge to noninterest expense. Other real estate owned: Other real estate owned (OREO), if any, represents properties acquired through, or in lieu of, loan foreclosure or other proceedings. OREO is initially recorded at fair value less costs of disposal at the date of foreclosure which establishes a new cost basis. After foreclosure, the properties are held for sale and are carried at the lower of cost or fair value less estimated costs of disposal. Any write-down to fair value at the time of transfer to OREO is charged to the allowance for loan losses. Properties are evaluated regularly to ensure that the recorded amounts are supported by current fair values and valuation allowances are recorded as necessary to reduce the carrying amount to fair value less estimated costs to dispose. Costs relating to the development and improvement of the property are capitalized, subject to the limit of fair value of the collateral, while costs relating to holding the property are expensed. Gains or losses are included in operations upon disposal. The Bank did not have any OREO at December 31, 2021 or 2020. Income taxes: The Bank recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Effective January 1, 2001, the Bank elected to be taxed, for federal income tax purposes, under the provisions of Subchapter S of the Internal Revenue Code (IRC); which provides that, in lieu of federal corporate income taxes, the stockholders are separately taxed on their proportionate share of the Bank’s taxable income. The state of New York also recognizes the provisions of Subchapter S; however, the Bank is subject to a state corporation tax based on the difference between the state corporation tax rate and the highest individual tax rate. The Bank is responsible for the payment of local corporate income taxes. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position should be recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation process, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the applicable taxing authority.

National Bank of New York City Notes to Financial Statements 13 Note 1. Nature of Business and Summary of Significant Accounting Policies (Continued) At December 31, 2021 and 2020, there are no liabilities recorded related to uncertain tax positions. With few exceptions, the Bank is no longer subject to income tax examinations by U.S. federal, state or local tax authorities for years before 2018. Interest and penalties associated with unrecognized tax benefits, if any, would be classified as additional provision for income taxes in the statements of income. On March 31, 2014, New York State tax legislation was signed into law in connection with the approval of the New York State 2014-2015 budget. Portions of the legislation resulted in significant changes in the calculation of income taxes imposed on banks and thrifts operating in New York State, including changes to (1) future period New York State tax rates, (2) rules related to sourcing of revenue for New York State tax purposes and (3) the New York State taxation of entities within one corporate structure, among other provisions. In current and prior years, the Bank was subject to a New York State annual fixed dollar minimum tax of $3,000. Based on the new legislation, for 2015 and future years, the Bank is subject to a New York State annual fixed dollar minimum tax amount which will vary and is based on gross receipts. Related party transactions: Directors and officers of the Bank and their affiliates have been customers of and have had transactions with the Bank, and it is expected that such persons will continue to have such transactions in the future. Management believes that all deposit accounts, loans, services and commitments comprising such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers who are not directors or officers. In the opinion of management, the transactions with related parties did not involve more than normal risk of collectability, nor favored treatment or terms, nor present other unfavorable features. Note 12 contains details regarding related party transactions. Comprehensive income: U.S. GAAP generally requires that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of stockholders’ equity, such items, along with net income, are components of comprehensive income. Fair value: The Bank uses fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in certain instances, there are no quoted market prices for certain assets or liabilities. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the asset or liability. Fair value measurements focus on exit prices in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple-valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment.

National Bank of New York City Notes to Financial Statements 14 Note 1. Nature of Business and Summary of Significant Accounting Policies (Continued) The Bank’s fair value measurements are classified into a fair value hierarchy based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. The three categories within the hierarchy are as follows: Level 1: Quoted prices in active markets for identical assets and liabilities. Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities in active markets, quoted prices in markets that are not active and model-based valuation techniques for which all significant inputs are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. See Note 10 for additional information regarding fair value. Recent accounting pronouncements not yet adopted: In February 2016, the Financial Accounting Standards Board (FASB) issued ASU 2016-02 (Topic 842), Leases. From the lessee's perspective, the new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement for lessees. From the lessor's perspective, the new standard requires a lessor to classify leases as either sales-type, finance or operating. A lease will be treated as a sale if it transfers all of the risks and rewards, as well as control of the underlying asset, to the lessee. If risks and rewards are conveyed without the transfer of control the lease is treated as a financing lease. If the lessor doesn't convey risks and rewards or control an operating lease results. The new standard is effective for public business entities, certain not-for-profit entities and employee benefit plans that file financial statements with the U.S. Securities and Exchange Commission for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, this ASU, as amended is effective for fiscal years beginning after December 15, 2021. The adoption of this guidance is not expected to have a material impact on the Bank's financial statements. In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 introduces an approach based on expected losses to estimate credit losses on certain types of financial instruments and modifies the impairment model for available-for-sale debt securities. Subsequently, in November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses (Topic 326), which clarifies that impairment of receivables arising from operating leases should be accounted for in accordance with Accounting Standards Codification (ASC) Topic 842, Leases. The new guidance is effective for the Bank for annual periods beginning after December 15, 2022. The Bank is currently evaluating the impact of this standard on its financial statements and disclosures. In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. This ASU is effective for the Bank beginning on January 1, 2023. The Bank is currently evaluating the impact of this new guidance on its financial statements.

National Bank of New York City Notes to Financial Statements 15 Note 1. Nature of Business and Summary of Significant Accounting Policies (Continued) In March of 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. On March 12, 2020, the FASB issued this ASU to ease the potential burden in accounting for reference rate reform. The amendments in Update 2020- 04 are elective and apply to all entities that have contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued due to reference rate reform. The amendments are effective for all entities from the beginning of an interim period that includes the issuance date of the ASU. An entity may elect to apply the amendments prospectively through December 31, 2022. The adoption of this standard is not expected to have a material effect on the Bank’s financial statements. Note 2. Restrictions on Cash and Due from Banks The Bank is required to maintain reserve balances, in cash or on deposit with the Federal Reserve Bank, based upon a percentage of transaction accounts and nonpersonal time deposits. At December 31, 2021 and 2020, there were no such reserve balances required to be maintained. Note 3. Available-for-Sale Securities The amortized cost, gross unrealized gains and losses, and fair value of available-for-sale securities at December 31, 2021 and 2020, are summarized as follows: Gross Gross Amortized Unrealized Unrealized Fair Cost Gains Losses Value U.S. Treasury Securities 250,042 $ -$ 433 $ 249,609 $ U.S. Government Agency Securities 3,000,000 - 47,477 2,952,523 3,250,042 $ -$ 47,910 $ 3,202,132 $ Gross Gross Amortized Unrealized Unrealized Fair Cost Gains Losses Value U.S. Treasury Securities 249,886 $ -$ 65 $ 249,821 $ U.S. Government Agency Securities 3,000,000 1,502 - 3,001,502 3,249,886 $ 1,502 $ 65 $ 3,251,323 $ December 31, 2020 December 31, 2021

National Bank of New York City Notes to Financial Statements 16 Note 3. Available-for-Sale Securities (Continued) The following tables present the Bank’s securities gross unrealized losses and fair values, aggregated by the length of time the individual securities have been in a continuous unrealized loss position, at December 31, 2021 and 2020: Total Total Unrealized Unrealized Fair Unrealized Fair Value Loss Fair Value Loss Value Loss U.S. Treasury Securities 249,609 $ 433 $ -$ -$ 249,609 $ 433 $ U.S. Government Agency Securities 2,952,523 47,477 - - 2,952,523 47,477 3,202,132 $ 47,910 $ -$ -$ 3,202,132 $ 47,910 $ Total Total Unrealized Unrealized Fair Unrealized Fair Value Loss Fair Value Loss Value Loss U.S. Treasury Securities 249,821 $ 65 $ -$ -$ 249,821 $ 65 $ 249,821 $ 65 $ -$ -$ 249,821 $ 65 $ Securities with Unrealized Losses Less than 12 Months 12 Months or More December 31, 2021 Securities with Unrealized Losses Less than 12 Months 12 Months or More December 31, 2020 Management believes that none of the unrealized losses on investment securities are other-than- temporary because the unrealized losses in those securities relate to market interest rate changes on securities issued by U.S. Treasuries. Management considers the issuers of the securities to be financially sound and the Bank expects to receive all contractual principal and interest related to these investments. Because the Bank does not intend to sell these investment securities, and it is more likely than not that the Bank will not have to sell these securities before recovery of their amortized cost basis, which may be at maturity, the Bank does not consider those investments to be other-than-temporarily impaired at December 31, 2021 and 2020.

National Bank of New York City Notes to Financial Statements 17 Note 3. Available-for-Sale Securities (Continued) The amortized cost and fair value of debt securities at December 31, 2021, by contractual maturities are summarized below: Amortized Fair Cost Value Due in one year or less 250,042 $ 249,609 $ Due after one year through five years 3,000,000 2,952,523 3,250,042 $ 3,202,132 $ Available-for-sale securities with carrying values of approximately $1,750,000 as of December 31, 2021 and 2020, were pledged for bankruptcy accounts and for other purposes required or permitted by law. There were no investment securities sold during 2021 and 2020. Note 4. Loans Receivable and Allowance for Loan Losses A summary of the Bank’s loan portfolio at December 31, 2021 and 2020, is as follows: 2021 2020 Residential mortgage 33,614,063 $ 43,599,685 $ Commercial mortgage 117,278,319 122,495,329 Multi-family mortgage 14,072,463 8,445,028 Commercial and industrial 2,368,298 2,187,728 167,333,143 176,727,770 Net deferred loan origination costs 82,630 69,025 Allowance for loan losses (2,671,000) (3,100,000) 164,744,773 $ 173,696,795 $ The Bank’s lending activities are conducted principally in New York City. The Bank grants primarily commercial real estate loans, one to four family non-owner occupied residential mortgages, small business loans secured by real estate and underlying co-op loans. The Bank has established credit policies applicable to each type of lending activity in which it engages. The Bank evaluates the creditworthiness of each customer and, in most cases, extends credit up to 75% of the market value of the collateral at the date of the credit extension, depending on the borrowers’ creditworthiness and the type of collateral. The market value of collateral is monitored on an ongoing basis and additional collateral is obtained when warranted. Real estate is the primary form of collateral. Other important forms of collateral are time deposits and marketable securities. While collateral provides assurance as a secondary source of repayment, the Bank ordinarily requires the primary source of repayment to be based on the borrower’s ability to generate continuing cash flows. For disclosures related to the allowance for loan losses and credit quality, the Bank does not have any disaggregated classes of loans below the segment level.

National Bank of New York City

Notes to Financial Statements

Note 4. Loans Receivable and Allowance for Loan Losses (Continued)

The following tables provide additional detail of the activity in the allowance for loan losses, by portfolio segment, for the years ended December 31, 2021 and 2020, respectively:

2021	Residential Mortgage	Commercial Mortgage	Multi-Family Mortgage	Commercial and Industrial	Overdrafts	Total
Allowances for loan losses:						
Balance, beginning of year	$ 716,000	$ 2,120,000	$ 227,000	$ 37,000	$ -	$ 3,100,000
Provision (credit) for loan losses	(151,000)	(284,000)	43,063	-	-	(391,937)
Losses charged off	(2,563)	-	(34,500)	-	-	(37,063)
Recoveries	-	-	-	-	-	-
Balance, end of year	$ 562,437	$ 1,836,000	$ 235,563	$ 37,000	$ -	$ 2,671,000
Ending balance: individually evaluated for impairment	$ -	$ -	$ -	$ -	$ -	$ -
Ending balance: collectively evaluated for impairment	562,000	1,836,000	236,000	37,000	-	2,671,000
	$ 562,000	$ 1,836,000	$ 236,000	$ 37,000	$ -	$ 2,671,000
Loans:						
Ending balance: individually evaluated for impairment	$ -	$ 3,349,954	$ -	$ -	$ -	$ 3,349,954
Ending balance: collectively evaluated for impairment	33,614,063	113,928,365	14,072,463	2,368,298	-	163,983,189
	$ 33,614,063	$ 117,278,319	$ 14,072,463	$ 2,368,298	$ -	$ 167,333,143

2020	Residential Mortgage	Commercial Mortgage	Multi-Family Mortgage	Commercial and Industrial	Overdrafts	Total
Allowances for loan losses:						
Balance, beginning of year	$ 453,000	$ 1,879,000	$ 181,000	$ 27,000	$ -	$ 2,540,000
Provision (credit) for loan losses	263,000	593,494	70,855	10,000	-	937,349
Losses charged off	-	(352,494)	(24,855)	-	-	(377,349)
Recoveries	-	-	-	-	-	-
Balance, end of year	$ 716,000	$ 2,120,000	$ 227,000	$ 37,000	$ -	$ 3,100,000
Ending balance: individually evaluated for impairment	$ -	$ -	$ -	$ -	$ -	$ -
Ending balance: collectively evaluated for impairment	716,000	2,120,000	227,000	37,000	-	3,100,000
	$ 716,000	$ 2,120,000	$ 227,000	$ 37,000	$ -	$ 3,100,000
Loans:						
Ending balance: individually evaluated for impairment	$ -	$ 3,349,954	$ -	$ -	$ -	$ 3,349,954
Ending balance: collectively evaluated for impairment	43,599,685	119,145,375	8,445,028	2,187,728	-	173,377,816
	$ 43,599,685	$ 122,495,329	$ 8,445,028	$ 2,187,728	$ -	$ 176,727,770

18

National Bank of New York City

Notes to Financial Statements

Note 4. Loans Receivable and Allowance for Loan Losses (Continued)

The following information relates to impaired loans as of and for the year ended December 31, 2021:

	2021						
	Unpaid Contractual Principal Balance	Recorded Investment With No Allowance	Recorded Investment With Allowance	Total Recorded Investment	Related Allowance	Average Recorded Investment	Cash Interest Received
Commercial mortgage	$ 3,349,954	$ 3,349,954	$ -	$ 3,349,954	$ -	$ 3,349,954	$ -
	$ 3,349,954	$ 3,349,954	$ -	$ 3,349,954	$ -	$ 3,349,954	$ -

	2020						
	Unpaid Contractual Principal Balance	Recorded Investment With No Allowance	Recorded Investment With Allowance	Total Recorded Investment	Related Allowance	Average Recorded Investment	Cash Interest Received
Commercial mortgage	$ 3,349,954	$ 3,349,954	$ -	$ 3,349,954	$ -	$ 2,378,807	$ -
	$ 3,349,954	$ 3,349,954	$ -	$ 3,349,954	$ -	$ 2,378,807	$ -

There was no interest income recognized on impaired loans during 2021 and 2020.

An aging analysis of loans as of December 31, 2021 and 2020, is as follows:

	2021						
	Current	30-59 Days Past Due	60-89 Days Past Due	Over 90 Days Past Due	Total	Non-Accrual Loans	Over 90 Days Accruing
Residential mortgage	$ 32,428,438	$ -	$ -	$ 1,185,625	$ 33,614,063	$ 1,185,625	$ -
Commercial mortgage	113,928,365	-	-	3,349,954	117,278,319	3,349,954	-
Multi-family mortgage	14,072,463	-	-	-	14,072,463	-	-
Commercial and industrial	2,368,298	-	-	-	2,368,298	-	-
	$ 162,797,564	$ -	$ -	$ 4,535,579	$ 167,333,143	$ 4,535,579	$ -

	2020						
	Current	30-59 Days Past Due	60-89 Days Past Due	Over 90 Days Past Due	Total	Non-Accrual Loans	Over 90 Days Accruing
Residential mortgage	$ 43,599,685	$ -	$ -	$ -	$ 43,599,685	$ -	$ -
Commercial mortgage	119,145,375	-	-	3,349,954	122,495,329	3,349,954	-
Multi-family mortgage	8,445,028	-	-	-	8,445,028	-	-
Commercial and industrial	2,187,728	-	-	-	2,187,728	-	-
	$ 173,377,816	$ -	$ -	$ 3,349,954	$ 176,727,770	$ 3,349,954	$ -

The Bank utilizes internally-assigned credit risk ratings as its credit-quality indicators, which are reviewed by management on a quarterly basis and by an external independent loan review firm annually.

The objectives of the Bank's credit risk rating system are to provide the Board of Directors and senior management with an objective assessment of the overall quality of the loan portfolio, to promptly and accurately identify loans with well-defined credit weaknesses so that timely action can be taken to minimize credit loss, to identify relevant trends affecting the collectability of the loan portfolio to isolate potential problem areas, and to provide essential information for determining the adequacy of the allowance for loan losses.

19

National Bank of New York City Notes to Financial Statements 20 Note 4. Loans Receivable and Allowance for Loan Losses (Continued) The Bank’s credit risk rating system has eight grades, with each grade corresponding to a progressively greater risk of default. Below are the definitions of the Bank’s internally assigned credit risk ratings: Fully Secured: (Pass Credit-1 Rating)—High quality loans, fully secured by liquid collateral. Premium: (Pass Credit-2 Rating)—Credit factors are favorable and the risk is judged to be minimal. Financial reporting is current within one year or as specified in conditions of loan. Collateral, if present, is of high quality and easily liquidated. The debt service coverage ratio generally exceeds 2:1. Good: (Pass Credit-3 Rating)—Positive credit factors outweigh unfavorable factors and minimize the chance for loss. Financial reporting may be without certification and in the case of the individual borrower may be self-prepared. Primary source of repayment is good with secondary sources deemed adequate. Collateral, if present, is of average quality and loan-to-value ratios are acceptable within policy standards. The debt service coverage ratio is generally between 1.2:1 and 1.9:1. Watch: (Pass Credit-4 Rating)—The loan presents a fair degree of risk, but has not risen to level of Special Mention. The loan represents a degree of risk that warrants higher than average monitoring. Financial reporting may be untimely and/or of lesser quality. Collateral, if present, is of satisfactory quality and deemed to be liquidated without risk. Loan-to-value ratios tend to be at maximum allowed by policy. The debt service coverage ratios generally range between 1:1 and 1.19:1. Special Mention: (Criticized Loan-5 Rating)—The loan is potentially weak, and these weaknesses, if left uncorrected, may result in deterioration of repayment capabilities. The loan is presently performing and/or protected by collateral. The risk is greater than normal, the documentation may be inadequate, and financial reporting is seriously delinquent. The collateral, if present, is judged to be of poor quality. Substandard: (Classified Loan-6 Rating)—A substandard loan is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. These loans have a well-defined weakness, or weaknesses, that jeopardize the liquidation of the debt. These loans are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. These loans have a high probability of payment default, and are generally characterized by current or expected unprofitable operations, inadequate debt service coverage, inadequate liquidity, or marginal capitalization. Doubtful: (Classified Loan-7 Rating)—Credit weaknesses and low collateral values make full collection of the loan highly unlikely, but the exact amount of the loss may be as yet undetermined. Because of specific pending events that may strengthen the doubtful asset, its classification as a loss is deferred. The portion of the balance deemed uncollectible is charged off. Doubtful borrowers are usually in default, lack adequate liquidity or capital, and lack the resources necessary to remain an operating entity. Because of high probability of loss, nonaccrual accounting treatment is required for doubtful assets. Intensive supervision by bank management is also required for doubtful credits. Loss: (Classified Loan-8 Rating)—This loan is considered uncollectible and presently worth so little that it is no longer regarded as a viable asset, even though it may someday have salvage value. The loan balance is charged off. Risk ratings are assigned as necessary to differentiate risk within the portfolio. They are reviewed on an ongoing basis and revised to reflect changes in the borrowers’ financial condition and outlook, debt service coverage capability, repayment performance, collateral value and coverage as well as other considerations.

National Bank of New York City

Notes to Financial Statements

Note 4. Loans Receivable and Allowance for Loan Losses (Continued)

The following table presents credit risk ratings by class of loan as of December 31, 2021 and 2020:

2021	Residential Mortgage	Commercial Mortgage	Multi-Family Mortgage	Commercial and Industrial	Overdrafts	Total Loans
Risk rating:						
Fully secured (1)	$ -	$ -	$ -	$ 1,500,000	$ -	$ 1,500,000
Premium (2)	-	9,609,285	-	-	-	9,609,285
Good (3)	20,534,690	83,925,849	12,738,235	767,461	-	117,966,235
Watch (4)	9,204,270	15,846,072	532,364	-	-	25,582,706
Special Mention (5)	2,689,478	3,717,219	-	-	-	6,406,697
Substandard (6)	1,185,625	4,179,894	801,864	100,837	-	6,268,220
Doubtful (7)	-	-	-	-	-	-
Loss (8)	-	-	-	-	-	-
	$ 33,614,063	$ 117,278,319	$ 14,072,463	$ 2,368,298	$ -	$ 167,333,143

2020	Residential Mortgage	Commercial Mortgage	Multi-Family Mortgage	Commercial and Industrial	Overdrafts	Total Loans
Risk rating:						
Fully secured (1)	$ -	$ -	$ -	$ 1,500,000	$ -	$ 1,500,000
Premium (2)	-	7,102,207	-	-	-	7,102,207
Good (3)	32,723,345	74,677,143	7,100,819	557,461	-	115,058,768
Watch (4)	10,018,973	19,611,756	541,763	-	-	30,172,492
Special Mention (5)	857,367	7,976,929	-	-	-	8,834,296
Substandard (6)	-	13,127,294	802,446	130,267	-	14,060,007
Doubtful (7)	-	-	-	-	-	-
Loss (8)	-	-	-	-	-	-
	$ 43,599,685	$ 122,495,329	$ 8,445,028	$ 2,187,728	$ -	$ 176,727,770

Pursuant to the CARES Act, loan modifications made between March 1, 2020 and the earlier of i) December 30, 2020 or ii) 60 days after the President declares a termination of the COVID-19 national emergency are not classified as TDRs if the related loans were not more than 30 days past due as of December 31, 2019. In addition, on April 7, 2020, a group of banking regulatory agencies issued a revised interagency statement that offers practical expedients for evaluating whether COVID-19 loan modifications are TDRs. The Bank had modified $28 million of loans to borrowers to defer the payment of interest and/or principal for up to 180 days, and approximately $3.9 million of loans remained on deferment as of December 31, 2020. According to regulatory guidance and CARES Act, these modified loans were not TDRs as of December 31, 2020, other than those that had been classified as TDRs prior to the deferral provided under the CARES Act.

At December 31, 2021 and 2020, the Bank had no troubled-debt restructured loans. There were no loans restructured in a troubled debt restructuring during 2021 or 2020. There were no troubled-debt restructured loans that re-defaulted during 2021 and 2020.

21

National Bank of New York City

Notes to Financial Statements

Note 5. Bank Premises and Equipment

At December 31, 2021 and 2020, the Bank's premises and equipment were comprised of the following:

	2021	2020
Land	$ 165,687	$ 165,687
Bank building and improvements	587,540	565,079
Furniture, fixtures, equipment	684,449	671,476
	1,437,676	1,402,242
Less accumulated depreciation and amortization	(1,191,238)	(1,113,830)
	$ 246,438	$ 288,412

Depreciation and amortization expense for the years ended December 31, 2021 and 2020, amounted to $77,408 and $86,766, respectively.

Note 6. Deposits

At December 31, 2021 and 2020, the Bank's deposits consisted of:

	2021	2020
Demand	$ 26,821,659	$ 24,581,861
Interest-bearing deposits:		
Money market accounts	15,767,774	12,129,256
Super NOW accounts	289,577	413,743
Savings accounts	2,760,728	3,181,733
Total savings, Super NOW and Money Market	18,818,079	15,724,732
Time certificates of deposit of $100,000 or more	91,828,854	96,758,593
All other certificates of deposit	10,039,635	13,401,557
Total certificates of deposit	101,868,489	110,160,150
Total deposits	$ 147,508,227	$ 150,466,743

At December 31, 2021 and 2020, aggregate time deposit balances equal to or in excess of $250,000 were $28,510,000 and $25,918,000, respectively.

Included in deposits as of December 31, 2021 and 2020, are $29,130,000 and $24,793,000, respectively, of brokered deposits that have varying maturities through October 2026.

At December 31, 2021, the scheduled maturities of certificates of deposit are as follows:

Year ending December 31:	
2022	$ 30,346,095
2023	31,939,088
2024	13,820,069
2025	13,588,823
2026	12,174,414
	$ 101,868,489

22

National Bank of New York City Notes to Financial Statements 23 Note 7. Federal Home Loan Bank Borrowings and Stock The Bank is a member of the Federal Home Loan Bank of New York (the FHLB). At December 31, 2021 and 2020, the Bank has the ability to borrow from the FHLB based on a certain percentage of the value of the Bank’s qualified collateral, as defined in the FHLB Statement of Credit Policy, at the time of the borrowing. In accordance with an agreement with the FHLB, the qualified collateral must be free and clear of liens, pledges and encumbrances. At December 31, 2021 and 2020, there were no advances outstanding under this line of credit. At December 31, 2021 and 2020, term borrowings from the FHLB aggregated $15,000,000 and $17,023,532 at a weighted-average fixed interest rate of 1.34% and 1.33%, respectively. The borrowings outstanding at December 31, 2021, mature through 2025. At December 31, 2021, these advances are secured by $129,296,973 of qualified mortgage loans. Aggregate FHLB borrowings may not exceed 50% of the Bank’s total assets. Interest expense on the FHLB term borrowings amounted to $200,086 and $367,942 for 2021 and 2020, respectively. The contractual maturities of the Bank’s FHLB borrowings at December 31, 2021, by year, are as follows: Year ending December 31: 2022 -$ 2023 3,000,000 2024 6,000,000 2025 6,000,000 15,000,000 $ The Bank is required to maintain a minimum investment in stock of the FHLB that varies with the level of advances outstanding. The stock is bought from and sold to the FHLB based upon its $100 par value. The stock does not have a readily determinable fair value and as such is classified as restricted stock, carried at cost and evaluated for impairment periodically. The stock’s value is determined by the ultimate recoverability of the par value rather than by recognizing temporary declines. The determination of whether the par value will ultimately be recovered is influenced by criteria such as the following: (a) the significance of the decline in net assets of the FHLB as compared to the capital stock amount and the length of time this situation has persisted, (b) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance, (c) the impact of legislative and regulatory changes on the customer base of the FHLB and (d) the liquidity position of the FHLB. Management evaluated the stock and concluded that the stock was not impaired as of December 31, 2021 and 2020. Note 8. Income Taxes The components of the provision for income taxes for the years ended December 31, 2021 and 2020, are as follows: 2021 2020 Current provision 83,779 $ 55,980 $ Deferred provision (benefit) 35,612 (52,691) 119,391 $ 3,289 $

National Bank of New York City Notes to Financial Statements 24 Note 8. Income Taxes (Continued) As described in Note 1, the Bank has elected to be taxed under the provisions of Subchapter S of the IRC for federal and state income tax purposes. As a result, the Bank’s tax provision is comprised mainly of New York City taxes at a 9% tax rate. A reconciliation of the anticipated income tax provision (computed by applying the applicable statutory local income tax rate of 9% to income before income tax expense), to the provision for income taxes as reported in the statements of income is as follows: 2021 2020 Tax at statutory rate 119,290 $ 3,269 $ Decrease in taxes resulting from: Tax-exempt interest (6) (45) Other, net 107 65 119,391 $ 3,289 $ The tax effects of temporary differences that give rise to significant components of the deferred tax assets at December 31, 2021 and 2020, are presented below: 2021 2020 Deferred tax assets: Allowance for loan losses 240,390 $ 279,000 $ Net unrealized loss on available-for-sale securities 4,312 - Fixed assets 12,227 9,229 Gross deferred tax assets 256,929 288,229 Deferred tax liabilities: Net unrealized gain on available-for-sale securities - (129) Gross deferred tax liabilities - (129) Net deferred tax asset 256,929 $ 288,100 $ The deferred tax provision has been allocated between operations and equity as follows: 2021 2020 Operations (35,612) $ 52,690 $ Equity 4,441 (268) (31,171) $ 52,422 $

National Bank of New York City Notes to Financial Statements 25 Note 9. Commitments, Contingencies and Credit Risk Financial instruments with off-balance-sheet risk: In the normal course of business, the Bank is party to financial instruments with off-balance-sheet risk to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amounts recognized on the balance sheets. The contractual amounts of these instruments reflect the extent of involvement the Bank has in particular classes of financial instruments. The contractual amounts of commitments to extend credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default, and the value of any existing collateral becomes worthless. The Bank uses the same credit policy in making commitments and conditional obligations as it does for on-balance-sheet instruments. Financial instruments whose contractual amounts represent credit risk at December 31, 2021 and 2020, are as follows: 2021 2020 Commitments to extend credit 907,539 $ 1,277,539 $ Commitments to extend credit: Commitments to extend credit are agreements to lend to a customer as long as all terms and conditions are met as established in the contract. Commitments generally have fixed expiration dates or other termination clauses, and may require payment of a fee by the borrower. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the counterparty. The amount of collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties. The Bank does not anticipate any material losses as a result of these transactions. Standby letters of credit: Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. These guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The amount of collateral held varies as noted above, and is required in instances where the Bank deems it necessary. Concentration by geographic location: Loans, commitments to extend credit, and standby letters of credit have been granted to customers who are located primarily in the New York metropolitan region. Commercial mortgage loans as set forth in Note 4 include approximately $3,916,657 and $4,105,651 of underlying co-op complex loans as of December 31, 2021 and 2020, respectively. The Bank’s policy for collateral requires that the amount of the loan may not exceed 75% of the original appraised value of the property. The commitments to extend credit are primarily comprised of mortgage loans. The Bank, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of approximately $5,900,000 (the Bank’s legal lending limit), unless such loans are fully secured by deposits in the Bank. Legal matters: The Bank is involved in various legal proceedings which have arisen in the normal course of business. Management believes that resolution of these matters will not have a material effect on the Bank’s financial condition or results of operations.

National Bank of New York City Notes to Financial Statements 26 Note 10. Fair Value The following tables detail the assets that are carried at fair value and measured at fair value on a recurring basis as of December 31, 2021 and 2020, and indicate the fair value hierarchy of the valuation techniques utilized by the Bank to determine the fair value: Total Level 1 Level 2 Level 3 Available-for-sale securities: U.S. Treasury securities 249,609 $ 249,609 $ -$ -$ U.S. government agency securities 2,952,523 - 2,952,523 - Total assets 3,202,132 $ 249,609 $ 2,952,523 $ -$ Total Level 1 Level 2 Level 3 Available-for-sale securities: U.S. Treasury securities 249,821 $ 249,821 $ -$ -$ U.S. government agency securities 3,001,502 - 3,001,502 - Total assets 3,251,323 $ 249,821 $ 3,001,502 $ -$ December 31, 2020 December 31, 2021 Note 11. Regulatory Capital Requirements The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items, as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Quantitative measures established by regulation to ensure capital adequacy required the Bank to maintain minimum amounts and ratios (set forth in the table below) of Tier I capital (as defined) to average assets (as defined) and of Tier I and total capital (as defined in the regulations) to risk-weighted assets (as defined).

National Bank of New York City

Notes to Financial Statements

Note 11. Regulatory Capital Requirements (Continued)

Effective January 1, 2015, Basel III implementation date for community banks, the applicable capital regulations have been revised to:

- Establish a new common equity Tier 1 minimum capital requirement (at 4.5% of risk-weighted assets);
- Increase the minimum Tier 1 capital to risk-based assets requirement (from 4.0% to 6.0% of risk-weighted assets);
- Change what constitutes regulatory capital including the phasing out of certain components over a transition period;
- Amends the risk-weights of certain assets to better reflect credit risk and other risk exposures; and
- Phase in a "capital conservation buffer" requirement beginning January 1, 2016 at 0.625% of risk-weighted assets, increasing each year until fully implemented at 2.5% on January 1, 2019. If a depository institution does not maintain the applicable "capital conservation buffer" in addition to its minimum risk-based capital requirements, the Basel III capital regulation may limit capital distributions and certain discretionary bonus payments.

For the Bank, the new common equity Tier 1 capital ratio is the same as its Tier 1 risk-based capital ratio because the Bank's Tier 1 capital consists only of common equity.

Management believes, as of December 31, 2021 and 2020, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2021, the most recent notification from the OCC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain ratios as set forth in the tables below. There are no conditions or events since notification that management believes have changed the Bank's category.

The Bank's actual capital amounts and ratios at December 31, 2021 and 2020, were as follows:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions	
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2021:						
Total Capital to Risk-Weighted Assets	$ 38,759	24.13%	$ 16,866	10.500%	$ 16,063	10.00%
Common Equity Tier 1 Capital	36,743	22.87%	11,246	7.000%	10,443	6.500%
Tier 1 Capital to Risk-Weighted Assets	36,743	22.87%	13,656	8.500%	12,853	8.000%
Tier 1 Capital to Total Assets	36,743	17.66%	8,322	4.000%	10,403	5.000%

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions	
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2020:						
Total Capital to Risk-Weighted Assets	$ 37,709	22.83%	$ 17,343	10.500%	$ 16,517	10.00%
Common Equity Tier 1 Capital	35,632	21.57%	11,563	7.000%	10,738	6.500%
Tier 1 Capital to Risk-Weighted Assets	35,632	21.57%	14,041	8.500%	13,215	8.000%
Tier 1 Capital to Total Assets	35,632	17.35%	8,215	4.000%	10,269	5.000%

27

National Bank of New York City Notes to Financial Statements 28 Note 11. Regulatory Capital Requirements (Continued) The Bank must obtain prior approval from the OCC to pay dividends on common stock that would exceed its net profits for the current year combined with retained net profits (net profits minus dividends paid during that period) of the prior two years. In addition, the following is a summary of retained earnings, since conversion to S Corporation status, available for distribution to shareholders at December 31, 2021: Cumulative S Corporation income available to be distributed 46,490,380 $ Less cumulative dividends paid (28,450,000) S Corporation income available for distribution to shareholders 18,040,380 $ The Bank paid no dividend in 2021 and $5,200,000 in dividends to shareholders in 2020. Note 12. Transactions With Related Parties Aggregate loan transactions with related parties for the years ended December 31, 2021 and 2020, were as follows: 2021 2020 Balance, beginning 1,031,641 $ 1,341,546 $ New loans 400,000 - Repayments (126,697) (309,905) Balance, ending 1,304,944 $ 1,031,641 $ Aggregate deposit balances with related parties approximated $11,028,645 and $7,313,167 at December 31, 2021 and 2020, respectively. Note 13. Employee Benefit Plan The Bank offers an Employee Savings Plan and Trust (the Plan) for the benefit of their officers and employees under Section 401(k) of the IRC. Employees who have reached the age of 21 and have been employed by the Bank for one year are eligible to participate in the Plan. Bank contributions, if any, including matching contributions, are subject to the discretion of the Board of Directors as determined at the end of each Plan year. Benefit Plan expenses included in salaries and benefits on the statements of income for the years ended December 31, 2021 and 2020, amounted to $37,428 and $49,470, respectively. Note 14. Subsequent Events The Bank has evaluated events and transactions for potential recognition and/or disclosure through June 2, 2022, the date the financial statements were available to be issued.